UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015 (April 28, 2015)

ATLANTIC ALLIANCE PARTNERSHIP CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37360	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue,

New York, New York 10022
(Address of principal executive offices, including Zip Code)

(212) 409-2434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 28, 2015, the registration statement (File No. 333-202235) (the “Registration Statement”) for Atlantic Alliance Partnership Corp.’s (the “Company”) initial public offering (“IPO”) was declared effective by the U.S. Securities and Exchange Commission.   In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated April 28, 2015, between the Company and Citigroup Global Markets Inc. as representative of the underwriters (“Citigroup”);

●	An Investment Management Trust Agreement, dated April 28, 2015, between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated April 28, 2015, between the Company and certain of the Company’s securityholders;

●	A Letter Agreement, dated April 28, 2015, among the Company and certain directors of the Company; and

●	A Letter Agreement, dated April 28, 2015, between the Company, AAP Sponsor (PTC) Corp (the “Sponsor”) and certain directors of the Company.

On May 4, 2015, the Company consummated its IPO of 7,687,500 ordinary shares, no par value per share (“Ordinary Shares”), which includes a partial exercise by the underwriters of their over-allotment option in the amount of 187,500 Ordinary Shares, at an offering price of $10.00 per Ordinary Share, generating gross proceeds of $76,875,000.  The remaining portion of the over-allotment option has been extinguished. As a result, the Sponsor has forfeited 234,375 of its founder shares back to the Company, so that the Sponsor owns 20% of the founder shares and public shares outstanding.

Item 3.02.  Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 778,438 Ordinary Shares (the “Placement Shares”) to the Sponsor at a price of $10.00 per Placement Share. The Private Placement generated total proceeds of $7,784,380.

The Placement Shares are identical to the Ordinary Shares sold in the IPO except that the Sponsor entered into a letter agreement with Company, pursuant to which it has agreed (i) to waive its redemption rights with respect to its Placement Shares and public shares purchased during or after the IPO in connection with the completion of the Company’s initial business combination (the “Business Combination”) and (ii) to waive its rights to liquidating distributions from the Trust Account (as defined below) with respect to its Placement Shares if the Company fails to complete a Business Combination within 18 months from the closing of the IPO.

Item 5.03.  Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2015, the Company filed its Amended and Restated Memorandum of Association in British Virgin Islands.  The terms of the foregoing are set forth in the Registration Statement and are incorporated herein by reference.

Item 8.01.  Other Events.

A total of $80,718,750 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A. (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay the Company’s taxes, none of the funds held in the Trust Account will be released until the earlier of the completion of a Business Combination or the redemption of 100% of the public shares if the Company is unable to consummate a Business Combination within 18 months from the closing of the IPO.

2

Copies of the press releases issued by the Company announcing the effectiveness of the Registration Statement and consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 28, 2015, between the Company and Citigroup

3.1	Amended and Restated Memorandum and Articles of Association

10.1	Letter Agreement, dated April 28, 2015, between the Company, AAP Sponsor (PTC) Corp. (the “Sponsor”) and certain directors of the Company.

10.2	Letter Agreement, dated April 28, 2015, among the Company and certain directors of the Company

10.3	Investment Management Trust Agreement, dated April 28, 2015, between the Company and Continental Stock Transfer & Trust Company

10.4	Registration Rights Agreement, dated April 28, 2015, between the Company and securityholders

99.1	Press Release, dated April 29, 2015, Announcing Pricing of IPO

99.2	Press Release, dated May 4, 2015, Announcing Closing of IPO

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015

Atlantic Alliance Partnership Corp.

By:	/s/ Jonathan Mitchell
Jonathan Mitchell
Chief Financial Officer

4